Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Third Quarter 2009 Results; EPS Increases From Third Quarter 2008
•	Company generated earnings per diluted share of $0.16 reflecting an increase of 129% compared to non-GAAP earnings per diluted share of $0.07 in the third quarter of 2008, or $0.05 earnings per diluted share on a GAAP basis.

•	Consolidated same store sales increased 1.9%, better than previous estimate of a 6 to 4% decline.

•	Inventory per square foot declined 8.6% at the end of the third quarter of 2009 compared to the end of the third quarter of 2008.

•	Company raises full year estimated non-GAAP earnings range from $1.02 to $1.07 per diluted share to $1.04 to $1.09 per diluted share.
PITTSBURGH, Pa., November 19, 2009 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended October 31, 2009.
Third Quarter Results
The Company reported consolidated net income for the third quarter ended October 31, 2009 of $18.9 million, or $0.16 per diluted share. The third quarter earnings per diluted share exceeded estimated earnings expectations provided on August 20, 2009 of $0.04 — 0.07 per diluted share. For the third quarter ended November 1, 2008, the Company reported consolidated non-GAAP net income of $8.0 million, or $0.07 per diluted share. Non-GAAP earnings exclude merger and integration costs. On a GAAP basis, the Company reported consolidated net income for the third quarter ended November 1, 2008 of $6.2 million, or $0.05 per diluted share.
Net sales for the third quarter of 2009 increased by 7.1% to $989.8 million due primarily to a 1.9% increase in consolidated comparable store sales, the opening of new stores and the addition of e-commerce sales. The 1.9% consolidated same store sales increase consisted of a 2.2% increase in Dick’s Sporting Goods stores and a 1.5% decline in Golf Galaxy stores.
“While we are pleased with the year-over-year growth in sales and operating margin generated in the third quarter, we believe we benefited from a shift of cold weather product sales from the fourth quarter to the third quarter as a result of colder weather conditions relative to last year.” said Edward W. Stack, Chairman and CEO. “This was an outstanding quarter for us in a difficult economic climate. Our associates successfully managed inventory and controlled expenses while executing effective merchandising and marketing strategies.”
New Stores
In the third quarter, the Company opened 11 Dick’s Sporting Goods stores and relocated one Dick’s Sporting Goods store. The new stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

In the first three quarters of 2009, the Company has opened 24 new Dick’s Sporting Goods stores, relocated one Dick’s Sporting Goods store, opened one new Golf Galaxy store, converted the Golf Shop to a Golf Galaxy store, closed two Chick’s Sporting Goods stores and converted the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores.
As of October 31, 2009, the Company operated 420 Dick’s Sporting Goods stores in 40 states, with approximately 23.4 million square feet and 91 Golf Galaxy stores in 31 states, with approximately 1.5 million square feet.
Balance Sheet
Long term debt declined by $291.5 million from the end of the third quarter of 2008 to the end of the third quarter of 2009 due to the repayment of $172.5 million for the Company’s senior convertible notes in the first quarter of this year and a $122.2 million decrease in revolving credit borrowings. The inventory per square foot was 8.6% less at the end of the third quarter 2009 compared to the end of the third quarter 2008.
Year-to-Date Results
The Company reported consolidated non-GAAP net income for the 39 weeks ended October 31, 2009 of $74.1 million, or $0.63 per diluted share. For the 39 weeks ended November 1, 2008, the Company reported consolidated non-GAAP net income of $72.0 million, or $0.62 per diluted share. Non-GAAP earnings exclude merger and integration costs.
On a GAAP basis, the Company reported consolidated net income for the 39 weeks ended October 31, 2009 of $68.0 million, or $0.58 per diluted share, compared to $65.7 million, or $0.56 per diluted share for the same period last year. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
Net sales increased 5.3% to $3,076.2 million primarily due to the opening of new stores and the addition of e-commerce sales, partially offset by a consolidated comparable store sales decrease of 3.0%.
Current 2009 Outlook
The Company’s current outlook for 2009 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
“Looking to the fourth quarter, our estimates take into consideration the shift of cold weather product sales from the fourth quarter into the third quarter, planned increased advertising spend and the anniversary of higher levels of guns and ammo sales. Our estimates also recognize the continued uncertain consumer environment, particularly as we head into our largest quarter of the year,” said Mr. Stack.
•	Full Year 2009
•	Based on an estimated 118 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.04 — 1.09, excluding merger and integration costs. For the full year 2008, the Company reported consolidated earnings per diluted share of $1.15, excluding a non-cash impairment charge and merger and integration costs.

On a GAAP basis, the Company is anticipating reporting consolidated earnings per diluted share of approximately $0.99 — 1.04 in 2009 compared to a net loss of $0.36 per diluted share in 2008.

•	Comparable store sales are currently expected to decrease approximately 4 to 3% compared to a 4.8% decrease in 2008. The comparable store sales calculation for the full year 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores. The comparable store sales calculation for the full year 2008 includes Dick’s Sporting Goods stores only.

•	The Company has completed its new store program, which included opening 24 new Dick’s Sporting Goods stores, relocating one Dick’s Sporting Goods store, opening one new Golf Galaxy store, converting the Golf Shop to a Golf Galaxy store, closing two Chick’s Sporting Goods stores and converting the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores.
•	Fourth Quarter 2009
•	Based on an estimated 120 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.41 — 0.46 in the fourth quarter of 2009. In the fourth quarter of 2008, the Company reported non-GAAP earnings per diluted share of $0.54. On a GAAP basis for the fourth quarter of 2008, the Company reported a loss of $0.94 per diluted share, which included a non-cash impairment charge and merger and integration costs.

•	Comparable store sales are expected to decrease approximately 6 to 4% compared to an 8.6% decrease in the fourth quarter last year. The comparable store sales calculation for the fourth quarter in 2008 and 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores. It excludes Chick’s Sporting Goods stores converted to Dick’s Sporting Goods stores.
•	Cash Flow
•	In 2009, the Company anticipates producing positive operating cash flow, net of capital expenditures, in excess of that generated in 2008. This is expected to be accomplished through continued effective inventory management and the anticipated reduction of net capital expenditures to $100 million in 2009 as compared to $115 million in 2008.
New Accounting Pronouncement
In May 2008, the FASB issued new accounting guidance, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. This accounting standard impacted the Company’s senior convertible notes and required the Company to recognize additional non-cash interest expense based on the market rate for similar debt instruments without the conversion feature. This guidance was effective for fiscal periods beginning in 2009 and required retrospective application. The Company adopted this accounting standard in the first quarter of 2009, and accordingly, the prior periods’ financial statements included herein have been adjusted. Adoption of this standard reduced previously reported earnings per diluted share for the third quarter and full year fiscal 2008 by $0.01 and $0.04, respectively.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 40568597. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, the current economic and financial downturn and its effect on consumer spending, changes in macro economic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company, potential volatility in our stock price and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets, changes in consumer demand, the retailing environment and customer preferences and spending habits, competitive pressures, pricing and promotional activities of competitors, changes in law and regulation including consumer protection and labor, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 as filed with the Securities and Exchange Commission on March 20, 2009, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of October 31, 2009, the Company operated 420 Dick’s Sporting Goods stores in 40 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 91 stores in 31 states, e-commerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration, Chief Financial Officer and Treasurer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 31,	% of	November 1,	% of
	2009	Sales	2008	Sales (1)
			Adjusted
Net sales	$989,816	100.00%	$924,191	100.00%
Cost of goods sold, including occupancy and distribution costs	722,985	73.04	671,091	72.61

GROSS PROFIT	266,831	26.96	253,100	27.39
Selling, general and administrative expenses	230,430	23.28	228,861	24.76
Merger and integration costs	—	—	3,096	0.33
Pre-opening expenses	4,645	0.47	7,541	0.82

INCOME FROM OPERATIONS	31,756	3.21	13,602	1.47
Interest expense, net	173	0.02	4,917	0.53

INCOME BEFORE INCOME TAXES	31,583	3.19	8,685	0.94
Provision for income taxes	12,729	1.29	2,501	0.27

NET INCOME	$18,854	1.90%	$6,184	0.67%

EARNINGS PER COMMON SHARE:
Basic	$0.17		$0.06
Diluted	$0.16		$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	113,266		111,906
Diluted	118,704		116,774

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 31,	% of	November 1,	% of
	2009	Sales	2008	Sales
			Adjusted
Net sales	$3,076,245	100.00%	$2,922,596	100.00%
Cost of goods sold, including occupancy and distribution costs	2,249,091	73.11	2,090,731	71.54

GROSS PROFIT	827,154	26.89	831,865	28.46
Selling, general and administrative expenses	695,298	22.60	686,495	23.49
Merger and integration costs	10,113	0.33	5,975	0.20
Pre-opening expenses	9,243	0.30	16,146	0.55

INCOME FROM OPERATIONS	112,500	3.66	123,249	4.22
Gain on sale of asset	—	—	(2,356)	(0.08)
Interest expense, net	1,854	0.06	12,915	0.44

INCOME BEFORE INCOME TAXES	110,646	3.60	112,690	3.86
Provision for income taxes	42,646	1.39	46,964	1.61

NET INCOME	$68,000	2.21%	$65,726	2.25%

EARNINGS PER COMMON SHARE:
Basic	$0.60		$0.59
Diluted	$0.58		$0.56

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,699		111,556
Diluted	117,385		116,979

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	October 31,	November 1,	January 31,
	2009	2008	2009
		Adjusted	Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,694	$41,646	$74,837
Accounts receivable, net	38,302	85,872	57,803
Income taxes receivable	23,193	32,253	5,638
Inventories, net	1,103,318	1,142,233	854,771
Prepaid expenses and other current assets	53,192	45,579	46,194
Deferred income taxes	11,091	18,360	10,621

Total current assets	1,268,790	1,365,943	1,049,864

Property and equipment, net	496,125	550,070	515,982
Construction in progress — leased facilities	139,696	1,627	52,054
Intangible assets, net	47,788	99,000	46,846
Goodwill	200,594	303,736	200,594
Other assets:
Deferred income taxes	76,899	25,908	67,709
Investments	9,068	1,905	2,629
Other	34,655	18,227	26,168

Total other assets	120,622	46,040	96,506

TOTAL ASSETS	$2,273,615	$2,366,416	$1,961,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$545,394	$509,214	$299,113
Accrued expenses	219,278	209,277	208,286
Deferred revenue and other liabilities	75,327	77,719	102,866
Income taxes payable	—	—	2,252
Current portion of other long-term debt and capital leases	995	219	606

Total current liabilities	840,994	796,429	613,123

LONG-TERM LIABILITIES:
Senior convertible notes	—	170,251	172,179
Revolving credit borrowings	62,647	184,827	—
Other long-term debt and capital leases	9,411	8,441	8,758
Non-cash obligations for construction in progress — leased facilities	139,696	1,627	52,054
Deferred revenue and other liabilities	214,093	213,937	222,155

Total long-term liabilities	425,847	579,083	455,146

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	893	857	871
Class B common stock	252	262	253
Additional paid-in capital	518,799	470,123	477,919
Retained earnings	481,032	518,628	413,032
Accumulated other comprehensive income	5,798	1,034	1,502

Total stockholders’ equity	1,006,774	990,904	893,577

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,273,615	$2,366,416	$1,961,846

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 31,	November 1,
	2009	2008
		Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$68,000	$65,726
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	75,959	65,826
Amortization of discount on convertible notes	321	5,630
Deferred income taxes	(12,078)	(17,901)
Stock-based compensation	16,168	20,199
Excess tax benefit from stock-based compensation	(14,333)	(1,537)
Tax benefit from exercise of stock options	1,241	333
Other non-cash items	1,202	762
Gain on sale of asset	—	(2,356)
Changes in assets and liabilities:
Accounts receivable	7,021	(1,685)
Inventories	(248,547)	(254,869)
Prepaid expenses and other assets	(15,616)	(9,371)
Accounts payable	231,704	137,360
Accrued expenses	8,461	(16,274)
Income taxes receivable/payable	(5,543)	(91,818)
Deferred construction allowances	8,846	17,452
Deferred revenue and other liabilities	(26,938)	(5,303)

Net cash provided by (used in) operating activities	95,868	(87,826)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(87,814)	(159,928)
Purchase of corporate aircraft	—	(25,107)
Proceeds from sale of corporate aircraft	—	27,463
Proceeds from sale-leaseback transactions	23,538	24,278

Net cash used in investing activities	(64,276)	(133,294)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	62,647	184,827
Purchase of convertible notes	(172,500)	—
Payments on other long-term debt and capital leases	(2,322)	(273)
Construction allowance receipts	7,022	10,424
Proceeds from sale of common stock under employee stock purchase plan	1,199	2,986
Proceeds from exercise of stock options	8,198	6,976
Excess tax benefit from stock-based compensation	14,333	1,537
Increase in bank overdraft	14,577	6,104

Net cash (used in) provided by financing activities	(66,846)	212,581

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	111	(122)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(35,143)	(8,661)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	74,837	50,307

CASH AND CASH EQUIVALENTS, END OF PERIOD	$39,694	$41,646

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$87,642	$(22,117)
Accrued property and equipment	$(3,469)	$(7,966)
Cash paid for interest	$3,928	$6,511
Cash paid for income taxes	$60,768	$160,850

Store Count and Square Footage
The stores that opened during the third quarter of 2009 are as follows:

DICK’S SPORTING GOODS
Store	Market	Store	Market
Martinsburg, WV	Hagerstown	Hillsboro, OR	Portland
North Macon, GA	Macon	Eugene, OR	Eugene
Albany, NY (relo)	Albany	Salem, OR	Portland
D’lberville, MS	Biloxi	Lake Oswego, OR	Portland
Collegeville, PA	Philadelphia	Bend, OR	Bend
Austin, TX	Austin	Gresham, OR	Portland
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2009				Fiscal 2008
	Dick’s		Chick’s		Dick’s		Chick’s
	Sporting	Golf	Sporting		Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total	Goods	Galaxy	Goods	Total
Beginning stores	384	89	14	487	340	79	15	434
Q1 New	9	1	—	10	8	4	—	12
Q2 New	4	—	—	4	9	1	—	10
Q3 New	11	—	—	11	26	1	—	27

	408	90	14	512	383	85	15	483

Closed	—	—	(2)	(2)	—	—	—	—

Converted	12	1	(12)	1	1	—	(1)	—

Ending stores	420	91	—	511	384	85	14	483

Relocated stores	1	—	—	—	1	—	—	1

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2008	19.5	1.3	0.8	21.6
Q2 2008	20.0	1.3	0.8	22.1
Q3 2008	21.4	1.4	0.7	23.5
Q4 2008	21.4	1.5	0.7	23.6

Q1 2009	22.0	1.5	0.6	24.1
Q2 2009	22.7	1.5	—	24.2
Q3 2009	23.4	1.5	—	24.9

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for merger and integration costs, pro-forma comparable store sales, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Non-GAAP Net Income and Earnings Per Share Reconciliation
(in thousands, except per share data):

	Fiscal 2009
	39 Weeks Ended October 31, 2009
		Merger and
	As	Integration	Non-GAAP
	Reported	Costs	Total
Net sales	$3,076,245	$—	$3,076,245
Cost of goods sold, including occupancy and distribution costs	2,249,091	—	2,249,091

GROSS PROFIT	827,154	—	827,154
Selling, general and administrative expenses	695,298	—	695,298
Merger and integration costs	10,113	(10,113)	—
Pre-opening expenses	9,243	—	9,243

INCOME FROM OPERATIONS	112,500	10,113	122,613
Interest expense, net	1,854	—	1,854

INCOME BEFORE INCOME TAXES	110,646	10,113	120,759
Provision for income taxes	42,646	4,045	46,691

NET INCOME	$68,000	$6,068	$74,068

EARNINGS PER COMMON SHARE:
Basic	$0.60		$0.66
Diluted	$0.58		$0.63
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,699		112,699
Diluted	117,385		117,385
Refer to the Company’s press release dated March 10, 2009 announcing its results for the fourth quarter and year ended January 31, 2009 for a reconciliation of non-GAAP net income and earnings per share for fiscal 2008 and to the Company’s press release dated November 20, 2008 announcing its results for the third fiscal quarter ended November 1, 2008 for a reconciliation of non-GAAP net income and earnings per share for the 13 and 39 weeks ended November 1, 2008.

Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy is included in the quarterly comparable store base beginning in Q2 2008, which is the first full quarter following the anniversary of the date of acquisition.

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated

39 weeks ended November 1, 2008	-3.4%	-6.7%	-3.7%
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	October 31,	November 1,
EBITDA	2009	2008
	(dollars in thousands)
Net income	$18,854	$6,184
Provision for income taxes	12,729	2,501
Interest expense, net	173	4,917
Depreciation and amortization	24,765	23,614
Less: Depreciation and amortization (merger integration)	—	(351)
Add: Merger and integration costs	—	3,096

EBITDA	$56,521	$39,961

% increase in EBITDA	41%

	39 Weeks Ended
	October 31,	November 1,
EBITDA	2009	2008
	(dollars in thousands)
Net income	$68,000	$65,726
Provision for income taxes	42,646	46,964
Interest expense, net	1,854	12,915
Depreciation and amortization	75,959	65,826
Less: Depreciation and amortization (merger integration)	(2,478)	(451)
Add: Merger and integration costs	10,113	5,975
Less: Gain on sale of asset	—	(2,356)

EBITDA	$196,094	$194,599

% increase in EBITDA	1%

Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 31,	November 1,
	2009	2008
	(dollars in thousands)
Gross capital expenditures	$(87,814)	$(159,928)
Proceeds from sale-leaseback transactions	23,538	24,278
Changes in deferred construction allowances	8,846	17,452
Construction allowance receipts	7,022	10,424

Net capital expenditures	$(48,408)	$(107,774)